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August 11, 1997


JWCharles Financial Services, Inc.
980 North Federal Highway
Boca, Raton, Florida  33432

Gentlemen:

     In connection with the registration under the Securities Act of 1933 (the "Act") of 404,515 shares of common stock, par value $.001 per share (the "Securities"), of JWCharles Financial Services, Inc., a Florida corporation ("JWCFS"), we, as your counsel, have examined such corporate records, certificates, and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. The Securities are intended to be issued by JWCFS in connection with JWCFS' offer to exchange the Securities for each outstanding share of common stock, par value $.01 per share (each a "Share" and collectively, the "Shares"), of The American Growth Fund, Inc., a Maryland corporation ("AGRO"), and the subsequent merger of AGRO with and into JWCFS or its wholly-owned subsidiary (the "Consolidation Merger").

     Upon the basis of the aforementioned examination, we advise you that, in our opinion, when the Registration Statement on Form S-4, Commission File No. 333-2809, relating to the Securities (the "Registration Statement") has become effective under the Act, the Exchange Offer (as defined in the Prospectus that is included in the Registration Statement) has been consummated on the terms and subject to the conditions of such Exchange Offer set forth in the Prospectus, the certificates representing the Securities have been duly signed by JWCFS and countersigned by the transfer agent and registrar of JWCFS, and the Securities have been delivered as contemplated by the Prospectus in exchange for the Shares, the Securities will be validly issued, fully paid, and nonassessable.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Florida, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     Also, with your approval, we have relied as to certain matters on information obtained from public officials, officers of JWCFS, and other sources
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JWCharles Financial Services, Inc.
August 11, 1997
Page 2


believed by us to be responsible, and we have assumed that the signatures on all documents examined by us are genuine, which assumption we have not independently verified.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,

                                       KILPATRICK STOCKTON LLP


                                       By:  /s/ W. Randy Eaddy
                                          -----------------------------------
                                          W. Randy Eaddy, A Partner